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                                                                   EXHIBIT 10.23

               FORM OF DEMAND NOTE  (REFERENCE ATTACHED SCHEDULE)
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AMOUNT:                                                      AMHERST, NEW YORK
                                                            DATE:

FOR VALUE RECEIVED, the undersigned promises to pay to the order of INTERNATIONAL IMAGING MATERIALS, INC. ("IIMAK") at its offices at
310 Commerce Drive, Amherst, New York 14228, the sum of
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and     /100 dollars ($         ), payable on demand.  This Note shall not bear
interest until maturity. After maturity (whether on acceleration or otherwise), this Note shall bear interest on the unpaid principal balance at a rate of twelve percent (12%) per annum. Interest shall be calculated on the basis of one three hundred sixty-fifth (1/365th) of the above specified rate in effect for each calendar day such principal balance is unpaid. This Note shall be immediately due and payable upon the termination of the undersigned's employment with IIMAK for any reason. The holder of the Note has full recourse against all of the undersigned's assets for collection of the unpaid principal balance on the Note.

The undersigned shall have the right to prepay at any time without premium or penalty, any or all of the principal indebtedness under this Note.

Any holder of the Note may declare all indebtedness evidenced by this Note to be immediately due and payable upon: (1) the filing by or against the undersigned of a request or petition for reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; or
(2) the making of any general assignment by the undersigned for the benefit of creditors.

No failure by the holder of this Note to exercise, and no delay in exercising, any right or power hereunder shall operate as waiver thereof, nor shall any single or partial exercise by such holder of any right or power hereunder preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the holder hereof as herein specified are cumulative and not exclusive of any other rights or remedies which such holder may otherwise have.

No modification, rescission, waiver, forbearance, release of amendment of any provisions of this Note shall be made, except by a written agreement duly executed by the undersigned and the holder hereof.

The undersigned hereby waives diligence, presentment, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Note.

The Note shall be governed by the laws of the State of New York. The undersigned agrees to pay all costs and expenses incurred by the holder hereof in enforcing this Note, including, without limitation, actual attorneys' fees.


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         Date                                 Name